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                                                                                                                        EXHIBIT 12.1
                                                 RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                  Year Ended December 31,
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(Dollars in millions)                                   1997            1996              1995            1994             1993
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
(A) Excluding interest on deposits:
Earnings:
   Income before income taxes                          $  568          $  453            $  370           $ 343            $ 292
   Fixed charges                                          613             477               495             267              184
                                                       ------          ------            ------           -----            -----
        Earnings as adjusted                           $1,181          $  930            $  865           $ 610            $ 476
                                                       ======          ======            ======           =====            =====
Income before income taxes
   Pretax income from continuing operations
      as reported                                      $  564          $  447            $  366           $ 340            $ 291
   Share of pretax income (loss) of 50% owned
      subsidiaries not included in above                    4               6                 4               3                1
                                                       ------          ------            ------           -----            -----
            Net income as adjusted                     $  568          $  453            $  370           $ 343            $ 292
                                                       ======          ======            ======           =====            =====
Fixed charges:
   Interest on other borrowings                        $  548          $  452            $  482           $ 254            $ 170
   Interest on long-term debt including
      amortization of debt issue costs                     55              15                 9               9               10
   Portion of rents representative of the
      interest factor in long term lease                   10              10                 4               4                4
                                                       ------          ------            ------           -----            -----
      Fixed charges                                    $  613          $  477            $  495           $ 267            $ 184
                                                       ======          ======            ======           =====            =====
Ratio of earnings to fixed charges                      1.93x           1.95x             1.75x           2.29x            2.59x
(B) Including interest on deposits:
Adjusted earnings from (A) above                       $1,181          $  930            $  865           $ 610            $ 476
Add interest on deposits                                  512             425               416             281              214
                                                       ------          ------            ------           -----            -----
Earnings as adjusted                                   $1,693          $1,355            $1,281           $ 891            $ 690
                                                       ======          ======            ======           =====            =====
Fixed Charges:
   Fixed charges from (A) above                        $  613          $  477            $  495           $ 267            $ 184
   Interest on deposits                                   512             425               416             281              214
                                                       ------          ------            ------           -----            -----
Adjusted fixed charges                                 $1,125          $  902            $  911           $ 548            $ 398
                                                       ======          ======            ======           =====            =====
Adjusted earnings to adjusted fixed charges             1.50x           1.50x             1.41x           1.63x            1.74x
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